UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012 (April 19, 2012)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Westwood Holdings Group, Inc. (the “Company”) approved an amendment to the Amended and Restated Bylaws of the Company (such revised Bylaws, the “Amended and Restated Bylaws”), to be effective as of April 19, 2012. The amendment i) enables the Board of Directors to elect from among the Company’s directors a non-executive Chairman and Vice Chairman and ii) modifies the role of the President and Chief Executive Officer of the Company to be the principal executive officer of the Company.

The foregoing summary is qualified in its entirety by reference to the text of the Amended and Restated Bylaws of the Company adopted and effective as of April 19, 2012. The Amended and Restated Bylaws adopted and effective as of April 19, 2012 and a copy marked to show changes from the prior Amended and Restated Bylaws are attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Westwood Holdings Group, Inc.

3.2	Amended and Restated Bylaws of Westwood Holdings Group, Inc., marked to show amendments effective as of April 19, 2012.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westwood Holdings Group, Inc.

Date: April 25, 2012	/s/ William R. Hardcastle, Jr.
William R. Hardcastle, Jr.,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Westwood Holdings Group, Inc.

3.2	Amended and Restated Bylaws of Westwood Holdings Group, Inc., marked to show amendments effective as of April 19, 2012.